Exhibit 99.1

News Release

FIRST FINANCIAL CORPORATION

One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

First Financial Corporation Reports Third Quarter Results

Terre Haute, Indiana, October 24, 2023 – First Financial Corporation (NASDAQ:THFF) today announced results for the third quarter of 2023.

●	Net income was $16.3 million compared to the $18.1 million reported for the same period of 2022;
●	Diluted net income per common share of $1.37 compared to $1.50 for the same period of 2022;
●	Return on average assets was 1.35% compared to 1.43% for the three months ended September 30, 2022;
●	Credit loss provision was $1.2 million compared to provision of $1.1 million for the third quarter 2022; and
●	Pre-tax, pre-provision net income was $20.5 million compared to $23.7 million for the same period in 2022.[1]

The Corporation further reported results for the nine months ending September 30, 2023:

●	Net income was $48.3 million compared to the $54.6 million reported for the same period of 2022, which included the proceeds of a legal settlement and pandemic related reserve releases, both of which were non-recurring events;
●	Diluted net income per common share of $4.02 compared to $4.45 for the same period of 2022;
●	Return on average assets was 1.33% compared to 1.43% for the nine months ended September 30, 2022;
●	Credit loss provision was $4.8 million compared to negative provision of $4.8 million for the nine months ended September 30, 2022; and
●	Pre-tax, pre-provision net income was $63.1 million compared to $63.2 million for the same period in 2022.[1]

1 Non-GAAP financial measure that Management believes is useful for investors and management to understand pre-tax profitability before giving effect to credit loss expense and to provide additional perspective on the Corporation’s performance over time as well as comparison to the Corporation’s peers and evaluating the financial results of the Corporation – please refer to the Non GAAP reconciliations contained in this release.

Average Total Loans

Average total loans for the third quarter of 2023 were $3.15 billion versus $2.92 billion for the comparable period in 2022, an increase of $230 million or 7.88%. On a linked quarter basis, average loans increased $49 million or 1.60% from $3.10 billion as of June 30, 2023.

Total Loans Outstanding

Total loans outstanding as of September 30, 2023, were $3.12 billion compared to $2.97 billion as of September 30, 2022, an increase of $147 million or 4.95%, primarily driven by increases in Commercial Construction and Development, Commercial Real Estate, and Consumer Auto loans. On a linked quarter basis, total loans decreased $9.1 million or 0.29% from $3.13 billion as of June 30, 2023.

“We are pleased with our third quarter results, in spite of an increasingly challenging environment. Credit quality remains stable and our disciplined approach to expense management is constant,” said Norman L. Lowery, Chairman and Chief Executive Officer. “Our liquidity is stable and our balance sheet and capital levels remain strong.”

Average Total Deposits

Average total deposits for the quarter ended September 30, 2023, were $4.00 billion versus $4.41 billion as of September 30, 2022.

Total Deposits

Total deposits were $4.04 billion as of September 30, 2023, compared to $4.41 billion as of September 30, 2022.

Shareholder Equity

Shareholder equity at September 30, 2023, was $470.2 million compared to $438.6 million on September 30, 2022. During the quarter, the Corporation repurchased 228,457 shares of its common stock. An additional 518,860 shares remains under the current authorization. Shareholder’s equity was impacted by the downturn in the markets which affected the accumulated other comprehensive income/(loss) (“AOCI”) on investments available for sale. AOCI decreased $8.7 million in comparison to September 30, 2022, and decreased $34.8 million in comparison to June 30, 2023.

Book Value Per Share

Book Value per share was $40.00 as of September 30, 2023, compared to $36.49 as of September 30, 2022, an increase of 9.63%.

Tangible Common Equity to Tangible Asset Ratio

The Corporation’s tangible common equity to tangible asset ratio was 8.04% at September 30, 2023, compared to 7.01% at September 30, 2022, partially driven by the aforementioned share repurchases.

Net Interest Income

Net interest income for the third quarter of 2023 was $41.2 million, compared to $43.1 million reported for the same period of 2022, a decrease of $2.0 million or 4.53%.

Net Interest Margin

The net interest margin for the quarter ended September 30, 2023, was 3.74% compared to the 3.71% reported at September 30, 2022, an increase of 3 basis points or 0.69%.

Nonperforming Loans

Nonperforming loans as of September 30, 2023, were $12.6 million versus $10.3 million as of September 30, 2022. The ratio of nonperforming loans to total loans and leases was 0.40% as of September 30, 2023, versus 0.35% as of September 30, 2022.

Credit Loss Provision

The provision for credit losses for the three months ended September 30, 2023, was $1.20 million, compared to $1.05 million for the third quarter 2022.

Net Charge-Offs

In the third quarter of 2023 net charge-offs were $2.07 million compared to $3.02 million in the same period of 2022. On July 12, 2022, the Corporation sold seven classified non farm non residential commercial loans, which were acquired in the two acquisitions in 2019 and 2021, with a total principal balance of $14.9 million. The net recovery on the sale of $361 thousand was a result of the charge-off of the seven loans of $2.1 million, netted by the reserve on those loans and the unamortized discount remaining from the acquisitions.

Allowance for Credit Losses

The Corporation’s allowance for credit losses as of September 30, 2023, was $39.0 million compared to $39.5 million as of September 30, 2022. The allowance for credit losses as a percent of total loans was 1.25% as of September 30, 2023, compared to

1.33% as of September 30, 2022. On a linked quarter basis, the allowance for credit losses as a percent of total loans decreased 3 basis points from 1.28% as of June 30, 2023.

Non-Interest Income

Non-interest income for the three months ended September 30, 2023 and 2022 was $11.6 million and $12.1 million, respectively. Both periods reflect Bank Owned Life Insurance (“BOLI”) proceeds of $1.4 million in 2023 and $2.5 million in 2022.

Non-Interest Expense

Non-interest expense for the three months ended September 30, 2023, was $32.3 million compared to $31.5 million in 2022.

Efficiency Ratio

The Corporation’s efficiency ratio was 59.57% for the quarter ending September 30, 2023, versus 55.72% for the same period in 2022.

Income Taxes

Income tax expense for the three months ended September 30, 2023, was $3.0 million versus $4.6 million for the same period in 2022. The effective tax rate for 2023 was 17.37% compared to 20.61% for 2022. The decrease in tax expense is due to a non-taxable gain on BOLI claim proceeds and an adjustment to tax credit investments.

About First Financial Corporation

First Financial Corporation (NASDAQ:THFF) is the holding company for First Financial Bank N.A. First Financial Bank N.A., the fifth oldest national bank in the United States, operates 70 banking centers in Illinois, Indiana, Kentucky and Tennessee. Additional information is available at www.first-online.bank.

Investor Contact:

Rodger A. McHargue

Chief Financial Officer

P: 812-238-6334

E: rmchargue@first-online.com

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
END OF PERIOD BALANCES
Assets	$4,784,806	$4,877,231	$5,009,339	$4,784,806	$5,009,339
Deposits	$4,040,995	$4,063,155	$4,407,506	$4,040,995	$4,407,506
Loans, including net deferred loan costs	$3,117,626	$3,126,676	$2,970,475	$3,117,626	$2,970,475
Allowance for Credit Losses	$39,034	$39,907	$39,495	$39,034	$39,495
Total Equity	$470,168	$496,888	$438,626	$470,168	$438,626
Tangible Common Equity (a)	$377,367	$403,824	$344,617	$377,367	$344,617

AVERAGE BALANCES
Total Assets	$4,814,251	$4,818,760	$5,048,849	$4,828,165	$5,081,779
Earning Assets	$4,575,996	$4,581,652	$4,774,080	$4,590,258	$4,837,110
Investments	$1,351,433	$1,395,446	$1,436,179	$1,384,941	$1,445,657
Loans	$3,147,317	$3,097,836	$2,917,457	$3,104,623	$2,840,103
Total Deposits	$4,000,302	$4,121,097	$4,406,187	$4,124,520	$4,416,845
Interest-Bearing Deposits	$3,222,633	$3,297,110	$3,515,568	$3,309,111	$3,520,152
Interest-Bearing Liabilities	$309,948	$185,318	$95,098	$197,142	$101,442
Total Equity	$493,764	$501,686	$481,225	$494,428	$513,527

INCOME STATEMENT DATA
Net Interest Income	$41,150	$42,187	$43,104	$127,672	$121,384
Net Interest Income Fully Tax Equivalent (b)	$42,539	$43,581	$44,402	$131,774	$124,975
Provision for Credit Losses	$1,200	$1,800	$1,050	$4,800	$(4,750)
Non-interest Income	$11,627	$10,453	$12,140	$31,455	$36,148
Non-interest Expense	$32,265	$31,346	$31,504	$95,932	$93,522
Net Income	$16,285	$15,987	$18,051	$48,252	$54,588

PER SHARE DATA
Basic and Diluted Net Income Per Common Share	$1.37	$1.33	$1.50	$4.02	$4.45
Cash Dividends Declared Per Common Share	$—	$0.54	$—	$0.54	$0.54
Book Value Per Common Share	$40.00	$41.47	$36.49	$40.00	$36.49
Tangible Book Value Per Common Share (c)	$33.69	$33.99	$33.27	$32.10	$28.67
Basic Weighted Average Common Shares Outstanding	11,901	12,022	12,029	11,993	12,270

(a)Tangible common equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible common equity by excluding goodwill and other intangible assets from shareholder’s equity.
(b)Net interest income fully tax equivalent is a non-GAAP financial measure derived from GAAP-based amounts. We calculate net interest income fully tax equivalent by adding back the tax equivalent factor of tax exempt income to net interest income. We calculate the tax equivalent factor of tax exempt income by dividing tax exempt income by the net of tax rate of 75%.
(c)Tangible book value per common share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the factor by dividing average tangible common equity by average shares outstanding. We calculate average tangible common equity by excluding average intangible assets from average shareholder’s equity.

Key Ratios	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Return on average assets	1.35%	1.34%	1.43%	1.33%	1.43%
Return on average common shareholder's equity	13.19%	12.75%	15.00%	12.98%	14.14%
Efficiency ratio	59.57%	58.01%	55.72%	58.77%	58.04%
Average equity to average assets	10.26%	10.48%	9.53%	10.24%	10.11%
Net interest margin (a)	3.74%	3.81%	3.71%	3.83%	3.44%
Net charge-offs to average loans and leases	0.24%	0.20%	0.19%	0.24%	0.19%
Credit loss reserve to loans and leases	1.25%	1.28%	1.33%	1.25%	1.33%
Credit loss reserve to nonperforming loans	310.19%	300.10%	382.26%	310.19%	382.26%
Nonperforming loans to loans and leases	0.40%	0.43%	0.35%	0.40%	0.35%
Tier 1 leverage	11.72%	11.49%	10.33%	11.72%	10.33%
Risk-based capital - Tier 1	14.61%	14.44%	13.69%	14.61%	13.69%

(a)	Net interest margin is calculated on a tax equivalent basis.

Asset Quality	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Accruing loans and leases past due 30-89 days	$15,961	$15,583	$18,626	$15,961	$18,626
Accruing loans and leases past due 90 days or more	$1,370	$682	$1,185	$1,370	$1,185
Nonaccrual loans and leases	$11,214	$12,616	$9,147	$11,214	$9,147
Other real estate owned	$63	$90	$214	$63	$214
Nonperforming loans and other real estate owned	$12,647	$13,388	$10,546	$12,647	$10,546
Total nonperforming assets	$15,671	$16,302	$13,657	$15,671	$13,657
Gross charge-offs	$3,601	$3,543	$5,653	$11,520	$11,318
Recoveries	$1,528	$2,030	$2,630	$5,975	$7,258
Net charge-offs/(recoveries)	$2,073	$1,513	$3,023	$5,545	$4,060

Non-GAAP Reconciliations	Three Months Ended September 30,
	2023	2022
($in thousands, except EPS)
Income before Income Taxes	$19,312	$22,690
Provision for credit losses	1,200	1,050
Provision for unfunded commitments	—	—
Pre-tax, Pre-provision Income	$20,512	$23,740

Non-GAAP Reconciliations	Nine Months Ended September 30,
	2023	2022
($ in thousands, except EPS)
Income before Income Taxes	$58,395	$68,760
Provision for credit losses	4,800	(4,750)
Provision for unfunded commitments	(100)	(850)
Pre-tax, Pre-provision Income	$63,095	$63,160

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except per share data)

	September 30,	December 31,
	2023	2022

	(unaudited)
ASSETS
Cash and due from banks	$74,668	$222,517
Federal funds sold	688	9,374
Securities available-for-sale	1,225,219	1,330,481
Loans:
Commercial	1,775,004	1,798,260
Residential	687,069	673,464
Consumer	647,658	588,539
	3,109,731	3,060,263
(Less) plus:
Net deferred loan costs	7,895	7,175
Allowance for credit losses	(39,034)	(39,779)
	3,078,592	3,027,659
Restricted stock	15,398	15,378
Accrued interest receivable	22,546	21,288
Premises and equipment, net	67,424	66,147
Bank-owned life insurance	113,684	115,704
Goodwill	86,985	86,985
Other intangible assets	5,816	6,714
Other real estate owned	63	337
Other assets	93,723	86,697
TOTAL ASSETS	$4,784,806	$4,989,281

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$770,511	$857,920
Interest-bearing:
Certificates of deposit exceeding the FDIC insurance limits	82,741	50,608
Other interest-bearing deposits	3,187,743	3,460,343
	4,040,995	4,368,871
Short-term borrowings	132,734	70,875
FHLB advances	84,578	9,589
Other liabilities	56,331	64,653
TOTAL LIABILITIES	4,314,638	4,513,988

Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-16,137,220 in 2023 and 16,114,992 in 2022
Outstanding shares-11,754,528 in 2023 and 12,051,964 in 2022	2,014	2,012
Additional paid-in capital	143,855	143,185
Retained earnings	656,610	614,829
Accumulated other comprehensive income/(loss)	(176,038)	(139,974)
Less: Treasury shares at cost-4,382,692 in 2023 and 4,063,028 in 2022	(156,273)	(144,759)
TOTAL SHAREHOLDERS’ EQUITY	470,168	475,293
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,784,806	$4,989,281

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Dollar amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

			(unaudited)
INTEREST INCOME:
Loans, including related fees	$49,146	$38,021	$140,220	$104,683
Securities:
Taxable	6,164	7,327	18,631	17,958
Tax-exempt	2,661	2,562	7,937	7,402
Other	752	336	2,864	1,059
TOTAL INTEREST INCOME	58,723	48,246	169,652	131,102
INTEREST EXPENSE:
Deposits	13,627	4,644	35,111	8,793
Short-term borrowings	1,923	418	4,025	676
Other borrowings	2,023	80	2,844	249
TOTAL INTEREST EXPENSE	17,573	5,142	41,980	9,718
NET INTEREST INCOME	41,150	43,104	127,672	121,384
Provision for credit losses	1,200	1,050	4,800	(4,750)
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	39,950	42,054	122,872	126,134
NON-INTEREST INCOME:
Trust and financial services	1,140	1,015	3,642	3,687
Service charges and fees on deposit accounts	7,099	6,965	20,971	20,698
Other service charges and fees	213	160	613	488
Securities gains (losses), net	—	—	—	5
Interchange income	—	149	47	418
Loan servicing fees	447	457	997	1,184
Gain on sales of mortgage loans	321	440	811	1,705
Other	2,407	2,954	4,374	7,963
TOTAL NON-INTEREST INCOME	11,627	12,140	31,455	36,148
NON-INTEREST EXPENSE:
Salaries and employee benefits	17,159	15,943	51,263	48,953
Occupancy expense	2,389	2,525	7,120	7,419
Equipment expense	3,580	3,311	10,404	9,177
FDIC Expense	613	556	1,977	1,526
Other	8,524	9,169	25,168	26,447
TOTAL NON-INTEREST EXPENSE	32,265	31,504	95,932	93,522
INCOME BEFORE INCOME TAXES	19,312	22,690	58,395	68,760
Provision for income taxes	3,027	4,639	10,143	14,172
NET INCOME	16,285	18,051	48,252	54,588
OTHER COMPREHENSIVE INCOME (LOSS)
Change in unrealized gains/(losses) on securities, net of reclassifications and taxes	(34,934)	(41,060)	(36,504)	(165,893)
Change in funded status of post retirement benefits, net of taxes	146	315	440	944
COMPREHENSIVE INCOME (LOSS)	$(18,503)	$(22,694)	$12,188	$(110,361)
PER SHARE DATA
Basic and Diluted Earnings per Share	$1.37	$1.50	$4.02	$4.45
Weighted average number of shares outstanding (in thousands)	11,901	12,029	11,993	12,270